Exhibit 10.6

EXECUTION VERSION

AMENDED AND RESTATED EXCHANGE AGREEMENT

AMENDED AND RESTATED EXCHANGE AGREEMENT (as amended, restated or supplemented, the “Agreement”), dated as of February 7, 2019, by and among the Issuer, Och-Ziff Corp, Och-Ziff Holding, OZ Management, OZ Advisors, OZ Advisors II and the Och-Ziff Limited Partners and Class B Shareholders from time to time party hereto. Defined terms used herein have the respective meanings ascribed thereto in Section 1.1.

WHEREAS, the parties hereto provided for the exchange of certain Och-Ziff Operating Group Units for Class A Shares (or a cash equivalent), on the terms and subject to the conditions set forth in the original Exchange Agreement dated as of November 13, 2007, as amended on May 19, 2010 and amended and restated on August 1, 2012;

WHEREAS, the obligation to exchange Och-Ziff Operating Group Units for Class A Shares (or a cash equivalent) pursuant to Section 2.1(a)(ii) of this Agreement represents a several, and not a joint and several, obligation of each Och-Ziff Operating Group Partnership (on a pro rata basis), and no Och-Ziff Operating Group Partnership shall have any obligation or right to acquire the portion of Och-Ziff Operating Group Units issued by another Och-Ziff Operating Group Partnership; and

WHEREAS, in connection with the letter agreement dated as of December 5, 2018, among Daniel S. Och, the Issuer, Och-Ziff Corp, Och-Ziff Holding, OZ Management, OZ Advisors and OZ Advisors II with respect to certain recapitalization, governance and other arrangements, the Exchange Committee, the Issuer, Och-Ziff Corp and Och-Ziff Holding, on behalf of themselves and the respective partnerships they control, desire to amend this Agreement to provide Och-Ziff Limited Partners with additional exchange rights and to effect the other amendments described herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“A Exchange” has the meaning set forth in Section 2.1(a)(i) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Aggregate Value” means, with respect to any Exchangeable Group Units surrendered for Exchange, an amount equal to the product of (a) the number of Exchangeable Group Units so surrendered multiplied by (b) the Exchange Rate, and such product further multiplied by (c) the Value of a Class A Share.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Applicable Partner Group” shall mean, with respect to any Exchanging Partner, collectively, (i) such Exchanging Partner, (ii) any Related Trust of such Exchanging Partner, and (iii) any Applicable Transferee of any Class B Transferor included in clause (i) or (ii) above.

“Applicable Transferee” shall mean, with respect to any Class B Transferor, any Class B Transferee of such Class B Transferor and any subsequent Class B Transferee of such Class B Transferee (acting as Class B Transferor), other than a Class B Transferee identified in writing by the Class B Transferor to the Issuer and the Och-Ziff Operating Group Partnerships as not constituting an Applicable Transferee hereunder.

“B Exchange” has the meaning set forth in Section 2.1(a)(ii) of this Agreement.

“Blackout Periods” has the meaning set forth in Section 2.1(f) of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

“Cash Amount” has the meaning set forth in Section 2.1(b).

“Charity” means any organization that is organized and operated for a purpose described in Section 170(c) of the Code (determined without reference to Section 170(c)(2)(A) of the Code) and described in Sections 2055(a) and 2522 of the Code.

“Class A Shares” means the common shares representing limited liability company interests in the Issuer designated as “Class A Shares” or any security into which such shares are converted in connection with any conversion of the Issuer into a corporation.

“Class B Exchange Amount” means, with respect to any Exchanging Partner, the number of Class B Shares to be automatically cancelled in respect of any Exchange by such Exchanging Partner, which shall equal the number of Och-Ziff Operating Group Units to be Exchanged by such Exchanging Partner.

“Class B Shares” means the common shares representing limited liability company interests in the Issuer designated as “Class B Shares” or any security into which such shares are converted in connection with any conversion of the Issuer into a corporation.

“Class B Shareholder” means, as of any relevant date, the record owner of Class B Shares as reflected on the books and records of the Issuer or its authorized agent.

“Class B Transfer” means any sale, transfer, assignment, conveyance, whether voluntary or involuntary (including by operation of law), whereby any Person becomes the record holder of Class B Shares.

“Class B Transferee” means any Person that, as a result of any Class B Transfer, becomes the record holder of the Class B Shares subject to such Class B Transfer.

“Class B Transferor” means any Person that, as a result of any Class B Transfer, is no longer the record holder of the Class B Shares subject to such Class B Transfer.

“Closing” has the meaning set forth in Section 2.5(a)

“Closing Date” has the meaning set forth in Section 2.5(a).

“Closing Price” has the meaning set forth in the definition of Value.

“Code” means the Internal Revenue Code of 1986, as amended, and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act of 1933, as amended.

“Consent Rights” has the meaning set forth in Section 3.1(a).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by,” and “under common control with” have correlative meanings.

“Delay Event” has the meaning set forth in Section 2.6(b).

“Delayed Exchangeable Group Units” has the meaning set forth in Section 2.5(a).

“Designated Class B Shares” has the meaning set forth in Section 2.1(e).

“Distribution Holiday” has the meaning ascribed to such term in the Och-Ziff Operating Group Partnership Agreements.

“Eligible Common Unit” has the meaning ascribed to such term in the Och-Ziff Operating Group Partnership Agreements.

“Established Exchange Date” means any date on which the Exchange Committee shall determine to permit Exchanges pursuant to this Agreement, other than a Post-Distribution Holiday Exchange Date.

“Exchange” means the exchange by an Och-Ziff Limited Partner of an Och-Ziff Operating Group Unit for a Class A Share (and/or the applicable Cash Amount) pursuant to Article II of this Agreement, and, as required by the context, the term “Exchange” shall refer collectively to all Exchanges occurring on the same Exchange Date.

“Exchange Committee” means a committee consisting of the Chief Executive Officer of the Issuer and the Chief Financial Officer of the Issuer, who shall act together to take any action (including, without limitation, the selection of any date on which an Exchange shall be permitted, the consent to any amendment of this Agreement pursuant to this Agreement and the determinations set forth in Section 2.2(a)) on behalf of the Exchange Committee.

“Exchange Date” means any Established Exchange Date or Post-Distribution Holiday Exchange Date, or the date to which any such Exchange Date may be delayed pursuant to Section 2.5(a).

“Exchange Exercise Notice” has the meaning set forth in Section 2.2(b)(i).

“Exchange Notification” has the meaning set forth in Section 2.2(a)(i).

“Exchange Procedures” shall mean the exchange procedures established by the Exchange Committee in its sole discretion from time to time with respect to the appropriate notice, timing and regulatory procedures that should be complied with in connection with Exchanges permitted in accordance with this Agreement.

“Exchange Rate” means the number of Class A Shares for which an Och-Ziff Operating Group Unit is entitled to be exchanged. On the date of this Agreement, the Exchange Rate shall be 1 for 1, which Exchange Rate shall be subject to modification as provided in Section 2.7.

“Exchange Right” means an Och-Ziff Limited Partner’s right to make an Exchange.

“Exchangeable Group Unit” means one Exchangeable Common Unit (as defined in each of the Och-Ziff Operating Group Partnership Agreements) with the same class designation in each of the Och-Ziff Operating Group Partnerships, collectively.

“Exchanging Partner” means any Och-Ziff Limited Partner effecting an Exchange.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Insider Trading Policy” means the Insider Trading Policy of the Issuer applicable to its directors and executive officers, as such insider trading policy may be amended from time to time.

“Issuer” means Och-Ziff Capital Management Group LLC, a limited liability company formed under the laws of the State of Delaware, and any successor thereto.

“Issuer Delay Notice” has the meaning set forth in Section 2.6(b).

“Issuer Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Issuer, as such agreement may be amended, supplemented or restated from time to time.

“Issuer Restricted Person” means, with respect to any proposed exchange, (A) an Och-Ziff Limited Partner who, as of the date of such proposed exchange, (i) is a member of the Issuer’s Board of Directors or (ii) has appointed a designee to the Issuer’s Board of Directors unless such designee (x) is not deemed an “affiliate” of such Och-Ziff Limited Partner for purposes of the Securities Exchange Act of 1934, as amended, and (y) is subject to reasonable restrictions on the disclosure of any confidential information of the Issuer or its Affiliates to such Och-Ziff Limited Partner and his Affiliates, and (B) to the extent such Och-Ziff Limited Partner is an Issuer Restricted Person pursuant to the foregoing clause (A), such Och-Ziff Limited Partner’s Related Trusts and Affiliates.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

“Maximum Participation Amount” means the maximum number of Exchangeable Group Units subject to the relevant permitted Exchange, as established by the Exchange Committee or in accordance with Section 2.2 of this Agreement, as applicable.

“New York Courts” is defined in Section 3.9.

“Och-Ziff Corp” means Och-Ziff Holding Corporation, a corporation formed under the laws of the State of Delaware and the general partner of OZ Management and OZ Advisors, and any successor general partner thereof.

“Och-Ziff General Partners” means, collectively, Och-Ziff Corp and Och-Ziff Holding and any other entity from time to time serving as general partner (or equivalent) of an Och-Ziff Operating Group Partnership.

“Och-Ziff Holding” means Och-Ziff Holding LLC, a limited liability company formed under the laws of the State of Delaware and the general partner of OZ Advisors II, and any successor general partner thereof.

“Och-Ziff Limited Partner” means each Person that is as of the date of this Agreement or hereafter becomes a limited partner of each of the Och-Ziff Operating Group Partnerships pursuant to the terms of the applicable Och-Ziff Operating Group Partnership Agreement.

“Och-Ziff Operating Group Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreement of OZ Management, the Amended and Restated Limited Partnership Agreement of OZ Advisors and the Amended and Restated Limited Partnership Agreement of OZ Advisors II, as they may each be amended, supplemented or restated from time to time, and any similar agreement of any other partnership or other entity that may hereafter become an Och-Ziff Operating Group Partnership in accordance with this Agreement, as the same may be amended, supplemented, or restated from time to time.

“Och-Ziff Operating Group Partnerships” means, collectively, OZ Management, OZ Advisors, and OZ Advisors II, and any other partnership or entity whose general partner (or equivalent) is an Och-Ziff General Partner and that may hereafter become a party to this Agreement.

“Och-Ziff Operating Group Unit” means, collectively, one common unit of a particular class in each of the Och-Ziff Operating Group Partnerships.

“Organizational Documents” has the meaning ascribed to such term in the Och-Ziff Operating Group Partnership Agreements.

“OZ Advisors” means OZ Advisors LP, a limited partnership formed under the laws of the State of Delaware, and any successor thereto.

“OZ Advisors II” means OZ Advisors II LP, a limited partnership formed under the laws of the State of Delaware, and any successor thereto.

“OZ Management” means OZ Management LP, a limited partnership formed under the laws of the State of Delaware, and any successor thereto.

“Partner Agreement” has the meaning ascribed to such term in the Och-Ziff Operating Group Partnership Agreements.

“Permitted Transferee” means any Person who is a Permitted Transferee under the applicable Och-Ziff Operating Group Partnership Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Post-Distribution Holiday Exchange Date” means any date on which the Exchange Committee determines to permit Exchanges as and when required or permitted pursuant to Section 2.2(a)(iv) or Section 2.5.

“Reallocated Och-Ziff Operating Group Units” is defined in Section 2.2(a)(v).

“Registration Rights Agreement” means one or more Registration Rights Agreements providing for the registration of Class A Shares entered into among the Issuer and certain holders of Och-Ziff Operating Group Units, as amended, modified, supplemented or restated from time to time.

“Registered Sale” means a sale of Class A Shares pursuant to a Piggyback Registration (as defined in the Registration Rights Agreement).

“Related Trust” means, with respect to any individual Och-Ziff Limited Partner, any other Och-Ziff Limited Partner that is an estate, family limited liability company, family limited partnership of such individual Och-Ziff Limited Partner, a trust the grantor of which is such individual Och-Ziff Limited Partner, or any other estate planning vehicle or family member relating to such individual Och-Ziff Limited Partner.

“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Issuer pursuant to the Issuer’s Organizational Documents to act as registrar and transfer agent for the Class A Shares.

“Value” means, on any Exchange Date with respect to a Class A Share, the average of the daily Closing Prices for ten (10) consecutive trading days immediately preceding the Exchange Date. The “Closing Price” on any date means the last sale price for such Class A Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Class A Shares, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Class A Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Class A Shares are listed or admitted to trading or, if such Class A Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the principal automated quotation system that may then be in use or, if such Class A Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Class A Shares selected by the Board of Directors of the Issuer or, in the event that no trading price is available for such Class A Shares, the fair market value of the Class A Shares, as determined in good faith by the Board of Directors of the Issuer.

ARTICLE II

EXCHANGE OF OCH-ZIFF OPERATING GROUP UNITS

Section 2.1 Exchange of Och-Ziff Operating Group Units.

(a) Subject to adjustment as provided in this Article II, to the provisions of the Och-Ziff Operating Group Partnership Agreements and the Issuer Operating Agreement (or the Issuer’s Organizational Documents in effect following conversion of the Issuer into a corporation) and to the other provisions of this Agreement, each Och-Ziff Limited Partner shall be entitled to exchange Exchangeable Group Units held by such Och-Ziff Limited Partner on any Established Exchange Date or, as applicable, any Post-Distribution Holiday Exchange Date as follows:

(i) For the purpose of making a gratuitous transfer to any Charity, an Och-Ziff Limited Partner may surrender Exchangeable Group Units to the Issuer in exchange for the delivery by the Issuer of a number of Class A Shares equal to the product of the number of Exchangeable Group Units surrendered multiplied by the Exchange Rate (such exchange, an “A Exchange”); or

(ii) Subject to paragraph (b) below, an Och-Ziff Limited Partner may surrender Exchangeable Group Units to the Och-Ziff Operating Group Partnerships in exchange for the delivery by the Och-Ziff Operating Group Partnerships of a number of Class A Shares equal to the product of such number of Exchangeable Group Units surrendered multiplied by the Exchange Rate (such exchange, a “B Exchange”);

(b) Notwithstanding the provisions of Section 2.1(a)(ii), the Board of Directors of the Issuer may, in its sole and absolute discretion, elect to cause the Och-Ziff Operating Group Partnerships to acquire some or all of the Exchangeable Group Units surrendered for Exchange for cash (the “Cash Exchange,” and the number of such Exchangeable Group Units to be so acquired for cash, expressed as a percentage of the total number of such Exchangeable Group Units surrendered for Exchange, the “Applicable Percentage”). The amount of cash to be paid for the Cash Exchange (the “Cash Amount”) shall equal the Aggregate Value of such surrendered Exchangeable Group Units multiplied by the Applicable Percentage. If the Board of Directors of the Issuer chooses to cause the Och-Ziff Operating Group Partnerships to acquire some or all of the surrendered Exchangeable Group Units pursuant to this Section 2.1(b), the Och-Ziff Operating Group Partnerships shall give written notice thereof to such exchanging Och-Ziff Limited Partner on or before the close of business three days prior to Closing, and the number of Class A Shares to be delivered pursuant to Section 2.1(a)(ii) hereof shall be correspondingly reduced.

(c) On the date Exchangeable Group Units are surrendered for exchange, all rights of the exchanging Och-Ziff Limited Partner as holder of such Exchangeable Group Units and the Designated Class B Shares shall be automatically cancelled as provided in Section 2.1(e), and such exchanging Och-Ziff Limited Partner shall be treated for all purposes as having become the Record Holder (as defined in the Issuer Operating Agreement) of the Class A Shares issued in exchange for such Exchangeable Group Units and shall be admitted as a Member (as defined in the Issuer Operating Agreement) of the Issuer in accordance and upon compliance with Section 3.1 of the Issuer Operating Agreement (or in accordance with any applicable provisions of the Issuer’s Organizational Documents in effect following conversion of the Issuer into a corporation).

(d) For the avoidance of doubt, any Och-Ziff Limited Partner’s Exchange Rights shall be subject to the provisions of the Och-Ziff Operating Group Partnership Agreements and any applicable Partner Agreement, including applicable vesting provisions and transfer restrictions. Further, the Issuer shall cause each of the Och Ziff Operating Group Partnerships to have in effect an election under Section 754 of the Code for the taxable year of any Exchange.

(e) In the case of any Exchange, the Designated Class B Shares shall be automatically cancelled on the books and records of the Issuer and such Designated Class B Shares shall have no further rights or privileges and shall no longer be deemed to be outstanding limited liability company interests of the Issuer for any purpose from and after the Exchange Date. The term “Designated Class B Shares” means a number of Class B Shares equal to the Class B Exchange Amount identified and determined as follows:

(i) If the Exchanging Partner is a Class B Shareholder that, immediately prior to such Exchange, is the record owner of a number of Class B Shares at least equal to the Class B Exchange Amount, the portion of such Class B Shares equal to the Class B Exchange Amount shall constitute the Designated Class B Shares;

(ii) If the Exchanging Partner is a Class B Shareholder that, immediately prior to such Exchange, is the record owner of a number of Class B Shares that is less than the Class B Exchange Amount, all of such Class B Shares, together with other Class B Shares held by such Exchanging Partner’s Applicable Partner Group in an amount equal to the difference between the Class B Exchange Amount and the number of Class B Shares held by such Exchanging Partner shall constitute the Designated Class B Shares;

(iii) If the Exchanging Partner is not a Class B Shareholder immediately prior to such Exchange, then Class B Shares held by such Exchanging Partner’s Applicable Partner Group in an amount equal to the Class B Exchange Amount shall constitute the Designated Class B Shares.

(iv) Any Class B Shares held by an Exchanging Partner’s Applicable Partner Group that constitute Designated Class B Shares as determined pursuant to clause (ii) or (iii) of this Section 2.1(e) shall be cancelled in the applicable Exchange on a pro rata basis among all members of the Applicable Partner Group, based on the number of Class B Shares held of record by each Class B Shareholder included in such Applicable Partner Group.

(f) Any Issuer Restricted Person shall be subject to and comply with the Issuer’s Insider Trading Policy as applicable to members of the Issuer’s Board of Directors generally, including, without limitation, in connection with the exercise of such Issuer Restricted Person’s Exchange Rights. Each Och-Ziff Limited Partner shall in all cases comply with applicable securities laws in connection with any subsequent transaction in Class A Shares. Any period in which such Issuer Restricted Person is not permitted to exercise its Exchange Rights pursuant to the Insider Trading Policy is referred to herein as a “Blackout Period.”

Section 2.2 Exchange Procedures.

(a)

(i) Except as provided in this Section 2.2(a), no Och-Ziff Limited Partner shall be entitled to effect an Exchange at any time. In the event that the Exchange Committee determines to permit an Exchange by the Och-Ziff Limited Partners pursuant to this Agreement other than an Exchange pursuant to Section 2.2(a)(iv) below (or is required to permit an Exchange pursuant to Section 2.2(a)(v) below), the Exchange Committee shall provide written notice thereof (an “Exchange Notification”) to each Och-Ziff Limited Partner that sets forth, as and if applicable, the applicable Established Exchange Date, the Maximum Participation Amount and the number of Exchangeable Group Units that may be Exchanged by such Och-Ziff Limited Partner on such Established Exchange Date, and the aggregate number of Reallocated Och-Ziff Operating Group Units. Any such Exchange Notification shall be delivered at least 20 Business Days prior to any such Established Exchange Date, unless the Issuer consents to a shorter period. An Established Exchange Date must be a Business Day.

(ii) Prior to the final day of the Distribution Holiday, the Exchange Committee, in consultation with the Issuer’s Board of Directors, shall have the right to establish any number of Established Exchange Dates during any fiscal year, but shall have no obligation to set any Established Exchange Dates during any given fiscal year.

(iii) If and to the extent the Exchange Committee determines to permit an Exchange pursuant to Section 2.2(a)(ii), the Exchange Committee may establish a Maximum Participation Amount. In the case of any permitted Exchange pursuant to Section 2.2(a)(ii), each Och-Ziff Limited Partner shall be entitled to Exchange in any such permitted Exchange up to that number of Exchangeable Group Units equal to the aggregate number of Exchangeable Group Units held by such Och-Ziff Limited Partner multiplied by a fraction the numerator of which shall be the Maximum Participation Amount and the denominator of which shall be the aggregate number of Exchangeable Group Units outstanding (and subject to this Agreement). To the extent any Och-Ziff Limited Partner does not participate up to its pro rata portion of the Maximum Participation Amount, the Exchange Committee may, in its sole discretion, permit the other Och-Ziff Limited Partners to Exchange such additional Exchangeable Group Units in the same proportions as determined above. Notwithstanding the foregoing, if the Exchange Committee permits any Exchange in connection with a Tag-Along Sale or Drag-Along Sale (as such terms are defined in the Och-Ziff Operating Group Partnership Agreements), the Exchange Committee shall establish an Established Exchange Date and all Och-Ziff Operating Group Units that are eligible to participate in such Tag-Along Sale or Drag-Along Sale in accordance with the terms of the Och-Ziff Operating Group Partnership Agreements and any applicable Partner Agreements (other than Class P Och-Ziff Operating Group Units) shall be treated the same as Exchangeable Group Units for all purposes of this Agreement and the relevant Och-Ziff Limited Partners shall be permitted to Exchange on such Established Exchange Date.

(iv) As of and following the last day of the Distribution Holiday, and subject to the other provisions of this Agreement (including but not limited to Section 2.2(c)), if at any time any Och-Ziff Limited Partner holds Exchangeable Group Units, the Exchange Committee shall set a Post-Distribution Holiday Exchange Date as soon as reasonably practicable in accordance with the Exchange Procedures, this Section 2.2(a)(iv) and Section 2.2(b)(ii); provided, however, that (i) subject to the other provisions of this Agreement, the first Post-Distribution Holiday Exchange Date shall occur as soon as the Och-Ziff Operating Group Partnerships are reasonably able to determine their net income for the Distribution Holiday Achievement Quarter but in no event later than 45 calendar days after the last day of the Distribution Holiday; (ii) only one Post-Distribution Holiday Exchange Date shall be required per fiscal quarter; and (iii) the Exchange Committee shall consider in good faith establishing more frequent Post-Distribution Holiday Exchange Dates as provided in the final paragraph of this Section 2.2(a)(iv) in any year in which it determines that each Och-Ziff Operating Group Partnership will satisfy the 100-partner safe harbor described in Treasury Regulation section 1.7704-1(h) for the relevant year. A Post-Distribution Holiday Exchange Date must be a Business Day. An Och-Ziff Limited Partner may exercise the right to exchange Och-Ziff Operating Group Units on any applicable Post-Distribution Holiday Exchange Date if and to the extent such Och-Ziff Operating Group Units have become Exchangeable Group Units pursuant to the terms of the Och-Ziff Operating Group Partnership Agreements. Under the Och-Ziff Operating Group Partnership Agreements, Eligible Common Units become Exchangeable Group Units as follows:

(A) If an Och-Ziff Limited Partner holds any Eligible Common Units as of the last day of the Distribution Holiday, such Eligible Common Units will become eligible for exchange over a period of two years with one-third of such Eligible Common Units becoming eligible to be exchanged on any Exchange Date following the last day of the Distribution Holiday, two-thirds of such Eligible Common Units (to the extent not already exchanged) being eligible to be exchanged on any Exchange Date following the first anniversary of the last day of the Distribution Holiday, and with any such Eligible Common Units not previously exchanged being eligible to be exchanged on any Exchange Date following the second anniversary of the last day of the Distribution Holiday; and

(B) If an Och-Ziff Limited Partner holds any Och-Ziff Operating Group Units that are not Eligible Common Units as of the last day of the Distribution Holiday or are issued after the last day of the Distribution Holiday but, in either case, become Eligible Common Units after the last day of the Distribution Holiday, then any such Eligible Common Unit will become eligible to be exchanged on any Exchange Date following the later of (i) the date upon which it became an Eligible Common Unit and (ii) the date on which it would have become eligible for exchange pursuant to paragraph (A) above if it had been an Eligible Common Unit as of the last day of the Distribution Holiday.

In addition to setting one Post-Distribution Holiday Exchange Date per fiscal quarter as provided above, the Exchange Committee may set additional Post-Distribution Holiday Exchange Dates with respect to any outstanding Exchangeable Group Units in accordance with the Exchange Procedures, this Section 2.2(a)(iv) and Section 2.2(b)(ii); provided that participation in any such additional Post-Distribution Holiday Exchange Date shall be made available to all holders of Exchangeable Group Units.

(v) Notwithstanding, and in addition to any Exchange Dates that may be scheduled pursuant to Sections 2.2(a)(ii), 2.2(a)(iii) or 2.2(a)(iv), but subject to the limitations set forth herein, including Section 2.5(a) and any Delay Event, in the event any Och-Ziff Limited Partner receives Och-Ziff Operating Group Units as a result of the reallocation of such Och-Ziff Operating Group Units pursuant to any Och-Ziff Operating Group Partnership Agreement in a transaction that the Exchange Committee determines, in its sole and absolute discretion, is taxable to the recipient of such Och-Ziff Operating Group Units (such units, “Reallocated Och-Ziff Operating Group Units”), the Exchange Committee shall promptly determine an Established Exchange Date and deliver an Exchange Notification pursuant to Section 2.2(a)(i) to permit each such Och-Ziff Limited Partner to Exchange fifty percent (50%) of such Reallocated Och-Ziff Operating Group Units.

(b)

(i) With respect to Exchanges under Section 2.2(a) other than Exchanges pursuant to Section 2.2(a)(iv), upon receipt of an Exchange Notification, an Och-Ziff Limited Partner may exercise its right to exchange Exchangeable Group Units as set forth in Section 2.1(a) by providing a written notice of exchange (an “Exchange Exercise Notice”) at least ten (10) Business Days prior to the applicable Established Exchange Date and in accordance with the applicable Exchange Procedures.

(ii) With respect to Exchanges under Section 2.2(a)(iv), an Och-Ziff Limited Partner may exercise the right to exchange Exchangeable Group Units as set forth in Section 2.1(a) by providing an Exchange Exercise Notice no less than thirty (30) days prior to the desired Post-Distribution Holiday Exchange Date in accordance with the applicable Exchange Procedures.

(iii) An Exchange Exercise Notice shall be delivered to the Issuer, in the case of an A Exchange, and each of the Och-Ziff Operating Group Partnerships, in the case of a B Exchange, (X) in the case of an A Exchange, substantially in the form of Exhibit A hereto, and (Y) in the case of a B Exchange, substantially in the form of Exhibit B hereto, duly executed by such holder or such holder’s duly authorized attorney in respect of the Och-Ziff Operating Group Units to be exchanged, in each case delivered during normal business hours at the principal executive offices of the Issuer and the Och-Ziff General Partners.

(iv) As promptly as practicable following the surrender of Och-Ziff Operating Group Units upon an Exchange in the manner provided in this Article II, the Issuer, in the case of an A Exchange, or the Och-Ziff Operating Group Partnerships, in the case of a B Exchange, shall deliver or cause to be delivered at the principal executive offices of the Issuer or at the office of the Transfer Agent the number of Class A Shares issuable upon such Exchange, issued in the name of such exchanging Och-Ziff Limited Partner, and/or the applicable Cash Amount, if any.

(c) The Issuer, in the case of an A Exchange, or the Och-Ziff Operating Group Partnerships, in the case of a B Exchange, may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, which procedures shall apply ratably to all holders of Exchangeable Group Units, pro rata based on the Exchangeable Group Units held by such holder, and which procedures shall not delay the applicable exchange or impose any material obligations or other liabilities on the applicable holders of Exchangeable Group Units.

Section 2.3 Concurrent Exchanges. The obligation with respect to a B Exchange represents a several, and not a joint and several, obligation of the Och-Ziff Operating Group Partnerships, and no Och-Ziff Operating Group Partnership shall have any obligation or right to acquire the portion of one or more Och-Ziff Operating Group Units issued by another Och-Ziff Operating Group Partnership. Notwithstanding any other provision of this Agreement, an Exchange Exercise Notice shall not be valid unless the Och-Ziff Limited Partner giving such Exchange Exercise Notice requests an exchange of an equal number of Och-Ziff Operating Group Units in each Och-Ziff Operating Group Partnership.

Section 2.4 Engagement of a Financial Advisor. Upon receiving a valid Exchange Exercise Notice pursuant to Section 2.2(b), the Och-Ziff Operating Group Partnerships shall collectively engage a financial advisor of national reputation to determine the relative value of each Och-Ziff Operating Group Partnership as of the applicable Closing Date and the parties hereto agree to be bound by such financial advisor’s determination, including, without limitation, for tax reporting purposes. The Och-Ziff Operating Group Partnerships shall be responsible for the fees and expenses of such financial advisor. The parties agree, however, that in the event that the Och-Ziff Operating Group Partnerships have received a valuation or an opinion from a financial advisor of national reputation regarding such relative values, and each of the Och-Ziff General Partners determines in its good faith judgment that no material change has occurred since the date of such valuation or opinion, or is expected to occur prior to Closing, with respect to the Och-Ziff Operating Group Partnerships, the Och-Ziff Operating Group Partnerships may elect to use such valuation or opinion for purposes of this Section 2.4 and the parties hereto agree to be bound by such valuation or opinion, including, without limitation, for tax reporting purposes.

Section 2.5 Closing.

(a) If an Exchange Exercise Notice has been timely delivered pursuant to Section 2.2(b), then the closing (the “Closing”) of the transactions contemplated by Section 2.1 shall take place on the third Business Day following the Exchange Date (as such date may be delayed pursuant to this Section 2.5(a), the “Closing Date”) at the offices of the Issuer at 9 West 57th Street, New York, New York 10019 (or such other place as the parties to such Exchange shall agree). In the case of an Issuer Restricted Person, if any Exchange Date would otherwise occur during a Blackout Period (or within two Business Days of the expiration of a Blackout Period), such Exchange Date shall be delayed until the third Business Day following the expiration of any such Blackout Period (or such other date as the parties to such Exchange shall agree), unless such delay would not be required by the Exchange Procedures. In the case of an Issuer Restricted Person, if any Closing Date would otherwise occur during a Blackout Period, such Closing Date shall be delayed until the third Business Day following the expiration of any such Blackout Period, unless such delay would not be required by the Exchange Procedures. In the event that the Issuer’s Board of Directors determines that an Exchange on any Exchange Date would be likely to result in an ownership change within the meaning of Section 382 of the Code of the Issuer or Och-Ziff Corp (an “Ownership Change”), at a time when the Issuer or Och-Ziff Corp has net operating losses, net operating loss carryforwards or net unrealized built-in losses (within the meaning of Section 382 of the Code), in an aggregate amount of at least $50 million and such Ownership Change would result in a material limitation on their ability to utilize such tax attributes, then the Exchange Committee may in its sole and absolute discretion delay such Exchange Date (the “Section 382 Delay Right”) with respect to the minimum number of Exchangeable Group Units that it determines must be delayed to avoid the possibility of any such Ownership Change (the “Delayed Exchangeable Group Units”), until no later than the end of the fiscal year during which such Exchange Date occurs; provided that (i) the Exchange Committee shall establish an additional Exchange Date at least once every fiscal quarter with respect to the maximum number of Delayed Exchangeable Group Units that may be exchanged without resulting in an Ownership Change where such Ownership Change would result in a material limitation on the Issuer’s or Och-Ziff Corp’s ability to utilize such tax attributes, pro rata between all Exchanging Partners based on their number of Delayed Exchangeable Group Units, (ii) if the Exchange Date is delayed with respect to some but not all of such Exchangeable Group Units, the Delayed Exchangeable Group Units shall be pro-rated between all Exchanging Partners based on the number of their participating Exchangeable Group Units and (iii) the Section 382 Delay Right may be exercised by the Exchange Committee only once (and once exercised may also be applied to any subsequent Exchange Dates (subject to clause (i) above) within the same fiscal year as the Exchange Date with respect to which the Section 382 Delay Right was exercised), regardless of whether any Exchanges pursuant to a subsequent Exchange Date in a subsequent fiscal year would result in an Ownership Change. The Issuer and the Och-Ziff Operating Group Partnerships hereby agree that upon any additional issuance of any units or other equity interests by the Och-Ziff Operating Group Partnerships or their subsidiaries that may be exchanged or converted into equity interests of the Issuer or Och-Ziff Corp, such units shall not be granted any exchange rights that are senior or pari passu to the exchange rights with respect to the Exchangeable Group Units hereunder.

(b) No Exchange shall be permitted (and, if attempted, shall be void ab initio) if the Och-Ziff General Partner of any Och-Ziff Operating Group Partnership determines in its sole and absolute discretion that such an Exchange would pose a material risk that such Och-Ziff Operating Group Partnership would be a “publicly traded partnership” as defined in Section 7704 of the Code. The Och-Ziff General Partners, based upon the advice of outside counsel, shall be permitted to establish revised exchange procedures they determine are necessary or appropriate to ensure that each of the Och-Ziff Operating Group Partnerships will not be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Notwithstanding the foregoing, the parties agree that, (i) under current law, as long as the Exchange Notification is timely provided pursuant to Section 2.2(b)(ii), any Exchange occurring pursuant to Section 2.2(a)(iv)’s once per fiscal quarter Post-Distribution Holiday Exchange Dates does not pose a material risk that any Och-Ziff Operating Group Partnership will be a “publicly traded partnership” as defined in Section 7704 of the Code and (ii) in the event of a change in law that necessitates revised exchange provisions hereunder, any such revised exchange provisions shall be implemented in a manner that imposes the most minimal delays, conditions or other burdens possible and in no event will delay any Exchange beyond the end of the fiscal year in which such Exchange would have otherwise been completed.

(c) Closing Conditions. The obligations of any of the parties to consummate an Exchange pursuant to this Article II shall be subject to the conditions that (i) there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange by the applicable Och-Ziff Limited Partner of its Och-Ziff Operating Group Units for Class A Shares and (ii) no such Exchange shall be prohibited by applicable law or regulations.

(d) Closing Deliveries. At each Closing, with respect to each Och-Ziff Limited Partner that elects to participate in the Exchange:

(i) to the extent reasonably requested by the Transfer Agent and/or the Issuer in the case of an A Exchange, and/or any Och-Ziff Operating Group Partnership, in the case of a B Exchange, such Och-Ziff Limited Partner shall deliver instructions and/or other instruments of transfer, in form and substance reasonably satisfactory to such Transfer Agent, the Issuer and/or such Och-Ziff Operating Group Partnership, as applicable, duly executed by such Och-Ziff Limited Partner or such Och-Ziff Limited Partner’s duly authorized attorney, and transfer tax stamps or funds therefor, if required, representing a number of Och-Ziff Operating Group Units to be exchanged;

(ii) such Och-Ziff Limited Partner shall represent to the Issuer or the Och-Ziff Operating Group Partnerships, as applicable, that all of its Och-Ziff Operating Group Units delivered at Closing are delivered free and clear of any and all Liens;

(iii) if such Och-Ziff Limited Partner has delivered a number of Och-Ziff Operating Group Units pursuant to this Section 2.5(d) that represent a greater number of Och-Ziff Operating Group Units than can be exchanged in such Exchange, the relevant Och-Ziff Operating Group Partnership will deliver back the number of Och-Ziff Operating Group Units, as applicable, not subject to the Exchange;

(iv) in the case of an A Exchange, the Issuer shall deliver to the Och-Ziff Limited Partners participating in the Exchange a number of Class A Shares equal to the number of Och-Ziff Operating Group Units being surrendered in such A Exchange;

(v) in the case of a B Exchange, each Och-Ziff Operating Group Partnership shall deliver the number of Class A Shares corresponding to the units of partnership interest of such Och-Ziff Operating Group Partnership comprising part of the Och-Ziff Operating Group Units that are the subject of such B Exchange and/or its proportionate share of the Cash Amount (if any), in each case determined by reference to the relative value of such Och-Ziff Operating Group Partnership established with respect to such Exchange pursuant to Section 2.4; and

(vi) to the extent reasonably requested by the Issuer in the case of an A Exchange, or by any Och-Ziff Operating Group Partnership, in the case of a B Exchange, such Och-Ziff Limited Partner shall deliver a “big boy” representation letter, in customary form and substance, duly executed by such Och-Ziff Limited Partner.

(vii) Delivery and transfer of any securities hereunder may be effected by book-entry transfer if and to the extent such securities are not held or issued in certificated form.

Section 2.6 Revocability; Expenses; Notice of Unavailability of Registration Statement.

(a) An Och-Ziff Limited Partner may revoke an Exchange Exercise Notice with respect to any or all of the Och-Ziff Operating Group Units set forth in such Och-Ziff Limited Partner’s Exchange Exercise Notice by delivery of a written notice to the Och-Ziff Operating Group Partnerships (i) no later than ten (10) days after providing such Exchange Exercise Notice or (ii) at any time prior to Closing as a result of a Delay Event, except no revocation shall be permitted if such revocation would be inconsistent with the applicable Exchange Procedures.

(b) If at any time after delivery of an Exchange Exercise Notice with respect to a proposed Exchange and prior to the Closing of such Exchange, the Issuer determines that (i) the Exchange Date will be delayed, suspended or terminated in accordance with Section 2.5(a), (b) or (c) or, solely in the case of Issuer Restricted Persons, during any Blackout Period, and/or (ii) the Class A Shares which may be issued in connection with an Exchange relating to a Registered Sale will not be eligible to be sold pursuant to an effective registration statement on the anticipated Closing Date or within two Business Days of the anticipated Closing Date for any reason (collectively, a “Delay Event”), the Issuer shall promptly notify each Och-Ziff Limited Partner that has delivered an Exchange Exercise Notice in connection with such proposed Exchange of such Delay Event (an “Issuer Delay Notice”). The Issuer Delay Notice shall describe, in reasonable detail, the events giving rise to the Delay Event, the anticipated duration of such Delay Event and, if reasonably determinable in light of the facts and circumstances surrounding such Delay Event, a revised proposed Exchange Date and Closing Date, which shall be as promptly as practicable after the relevant circumstances giving rise to such Delay Event have terminated. In the event the Issuer Delay Notice does not include a revised proposed Exchange Date and Closing Date, the Issuer shall promptly notify each recipient of the revised proposed Exchange Date and Closing Date when such dates become reasonably determinable.

(c) Each party hereto shall bear his own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated.

Section 2.7 Splits, Distributions and Reclassifications. The Exchange Rate shall be adjusted accordingly if there is: (1) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Och-Ziff Operating Group Units that is not accompanied by an identical subdivision or combination of the Class A Shares; or (2) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Class A Shares that is not accompanied by an identical subdivision or combination of the Och-Ziff Operating Group Units. In the event of a reclassification or other similar transaction as a result of which the Class A Shares are converted into another security, then an Och-Ziff Limited Partner shall be entitled to receive upon exchange the amount of such security that such Och-Ziff Limited Partner would have received if such exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon an Exchange.

Section 2.8 Taxes. The delivery of Class A Shares upon an Exchange shall be made without charge to the Och-Ziff Limited Partners for any stamp or other similar tax in respect of such issuance.

Section 2.9 Call Right. Notwithstanding any other provision of this Agreement, Och-Ziff Corp shall have the right (the “Call Right”), but not the obligation, to assume OZ Advisors II’s obligations to effect an Exchange at any particular Closing with respect to Och-Ziff Operating Group Units issued by OZ Advisors II. Och-Ziff Corp may exercise the Call Right by giving written notice to such effect to OZ Advisors II prior to such Closing.

ARTICLE III

GENERAL PROVISIONS

Section 3.1 Amendment.

(a) Subject to Section 3.1(c), no provision of this Agreement may be amended unless such amendment is approved in writing by the Issuer, Och-Ziff Corp, Och-Ziff Holding, and the Och-Ziff Operating Group Partnerships, and by the Och-Ziff Limited Partners who, together with their Permitted Transferees, collectively hold at least two-thirds of the Och-Ziff Operating Group Units collectively held by all of the Och-Ziff Limited Partners and their respective

Permitted Transferees; provided, that no such amendment shall be effective if such amendment will have a disproportionate effect on certain Och-Ziff Limited Partners unless all such Och-Ziff Limited Partners disproportionately affected consent in writing to such amendment and provided, further, no such amendment shall impair or diminish the rights of the Exchange Committee, unless approved by the Exchange Committee. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective. No voting rights, consent rights or similar rights of an Och-Ziff Limited Partner under any provision of this Agreement (“Consent Rights”) shall be exercisable by any Och-Ziff Limited Partner that is a Related Trust of an Individual Limited Partner (as defined in the Och-Ziff Operating Group Partnership Agreements) and any such Consent Rights shall instead be exercisable by such Individual Limited Partner on behalf of such Related Trust and, for purposes of this Agreement, the Och-Ziff Operating Group Units of an Och-Ziff Limited Partner that is a Related Trust of such Individual Limited Partner shall be treated as being owned by such Individual Limited Partner.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) The Exchange Committee, the Issuer, Och-Ziff Corp and Och-Ziff Holding may, on behalf of themselves and the respective partnerships they control, amend this Agreement in writing without the approval or consent of any Och-Ziff Limited Partner or Permitted Transferees if such amendment does not materially and adversely affect any Och-Ziff Limited Partner’s Exchange Right.

(d) Each Och-Ziff Limited Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or written consent of less than all of the Och-Ziff Limited Partners, such action may be so taken upon the concurrence of less than all of the Och-Ziff Limited Partners and each Och-Ziff Limited Partner shall be bound by the results of such action.

(e) This Agreement may be amended in accordance with the provisions of this Section 3.1 without the consent of any Class B Shareholder (in its capacity as such).

Section 3.2 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a)	If to the Issuer, to:

9 West 57th Street

New York, New York 10019

Attention: Chief Legal Officer

Fax: (212) 790-0077

Electronic Mail: David.Levine@ozm.com

(b)	If to

OZ Management LP

OZ Advisors LP

OZ Advisors II LP, to:

c/o Och-Ziff Capital Management Group LLC

9 West 57th Street

New York, New York, 10019

Attention: Chief Legal Officer

Fax: (212) 790-0077

Electronic Mail: David.Levine@ozm.com

(c)	If to any Och-Ziff Limited Partner, to:

the address and facsimile number set forth for such Och-Ziff Limited

Partner in the records of the Och-Ziff Operating Group Partnerships.

(d)	If to any Class B Shareholder, to:

the address and facsimile number set forth for such Class B

Shareholder in the records of the Issuer.

Section 3.3 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted or required by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns. This Agreement shall be binding on each Person who becomes a Class B Shareholder, whether or not such Person executes and delivers a joinder to this Agreement pursuant to Section 3.5(c).

Section 3.5 Partners; Och-Ziff Operating Group Partnerships.

(a) To the extent an Och-Ziff Limited Partner (or an applicable Permitted Transferee) validly transfers any or all of its Och-Ziff Operating Group Units to a Permitted Transferee of such Och-Ziff Limited Partner or to any other Person in a transaction not in contravention of, and in accordance with, the applicable Och-Ziff Operating Group Partnership Agreements, then such Person shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to the Och-Ziff Operating Group Partnerships. Upon execution of any such joinder, such Person shall be entitled to all of the rights and shall be bound by each of the obligations applicable to the relevant transferor hereunder.

(b) Each of the Issuer, Och-Ziff Corp and Och-Ziff Holding hereby agree that if any other Person subsequently becomes an Och-Ziff General Partner or Och-Ziff Operating Group Partnership, as applicable, it will cause such Person to execute a joinder to this Agreement and become an “Och-Ziff General Partner” or an “Och-Ziff Operating Group Partnership” for all purposes of this Agreement, and this Agreement shall be amended to the extent necessary to reflect such joinder.

(c) Each Class B Shareholder hereby agrees that if such Class B Shareholder is a Class B Transferor, it will cause the Class B Transferee to execute a joinder to this Agreement and become a “Class B Shareholder” for all purposes of this Agreement, and this Agreement shall be amended to the extent necessary to reflect such joinder.

Section 3.6 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.7 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 3.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.9 Submission to Jurisdiction; Dispute Resolution. Each party to this Agreement hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement and the transactions contemplated hereby (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and any appellate courts thereof (the “New York Courts”) (and covenants not to commence any legal action or proceeding in any other venue or jurisdiction); (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action will be in accordance with the laws of the State of New York but that nothing herein shall affect the right to effect service of process in any other manner permitted by law; (iv) waives any and all immunity from suit, execution, attachment or other legal process; and (v) waives in connection with any such action any and all rights to a jury trial. The parties agree that any judgment of any New York Court may be enforced in any court having jurisdiction over any party of any of their assets.

Section 3.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.10.

Section 3.11 Tax Treatment. To the extent this Agreement imposes obligations upon a particular Och-Ziff Operating Group Partnership or a general partner of an Och-Ziff Operating Group Partnership, this Agreement shall be treated as part of the relevant Och-Ziff Operating Group Partnership Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations. As required by the Code and the Treasury Regulations, the parties shall report any B Exchange consummated hereunder, in the case of OZ Management and OZ Advisors, as a taxable sale of Och-Ziff Operating Group Units by an Och-Ziff Limited Partner to Och-Ziff Corp, and in the case of OZ Advisors II, as a taxable sale of Och-Ziff Operating Group Units to Och-Ziff Holding, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

Section 3.12 Reporting Requirements. The Issuer shall use reasonable efforts to comply with the periodic reporting requirements under the Securities Exchange Act of 1934, as amended, for so long as any class of the Issuer’s equity securities is listed for trading on any national securities exchange.

Section 3.13 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware (without regard to conflicts of laws principles thereof).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:	/s/ Thomas Sipp
Name:	Thomas Sipp
Title:	CFO and Executive Managing Director

OCH-ZIFF HOLDING CORPORATION

By:	/s/ Thomas Sipp
Name:	Thomas Sipp
Title:	CFO and Executive Managing Director

OCH-ZIFF MANAGEMENT LP

By:	/s/ Thomas Sipp
Name:	Thomas Sipp
Title:	CFO and Executive Managing Director

[Signature Page to Amended and Restated Exchange Agreement]

OZ ADVISORS LP

By:	Och Ziff Holding Corporation,
its General Partner

By:	/s/ Thomas Sipp
Name:	Thomas Sipp
Title:	Chief Financial Officer

OCH-ZIFF HOLDING LLC

By:	/s/ Thomas Sipp
Name:	Thomas Sipp
Title:	Chief Financial Officer

OZ ADVISORS II LP

By:	Och-Ziff Holding LLC,
its General Partner

By:	/s/ Thomas Sipp
Name:	Thomas Sipp
Title:	Chief Financial Officer

[Signature Page to Amended and Restated Exchange Agreement]

EXCHANGE COMMITTEE

By:	/s/ Daniel S. Och
Name:	Daniel S. Och
Title:	Chairman

[Signature Page to Amended and Restated Exchange Agreement]

EXHIBIT A

[FORM OF]

NOTICE OF A EXCHANGE

Och-Ziff Capital Management Group LLC

9 West 57th Street

New York, New York 10019

Attention: Chief Legal Officer

Fax: (212) [    ]

Electronic Mail: [    ]

Reference is hereby made to the Amended and Restated Exchange Agreement, dated as of February 7, 2019 (as amended, supplemented, or restated from time to time, the “Exchange Agreement”), among Och-Ziff Capital Management Group LLC, Och-Ziff Holding Corporation, Och-Ziff Holding LLC, OZ Management LP, OZ Advisors LP, OZ Advisors II LP and the Och-Ziff Limited Partners from time to time party thereto, as amended from time to time. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Och-Ziff Limited Partner desires to exchange the number of Och-Ziff Operating Group Units set forth below.

Legal Name of Och-Ziff Limited Partner:

Address:

Type of Exchange: A Exchange.

Number of Och-Ziff Operating Group Units to be exchanged:

The undersigned (1) hereby represents that the Och-Ziff Operating Group Units set forth above are owned by the undersigned, free of all Liens, (2) hereby exchanges such Och-Ziff Operating Group Units for Class A Shares and/or the applicable Cash Amount as set forth in the Exchange Agreement, (3) hereby irrevocably constitutes and appoints any officer of the Och-Ziff Operating Group Partnerships, the Och-Ziff General Partners or the Issuer as its attorney, with full power of substitution, to exchange said Och-Ziff Operating Group Units on the books of the Och-Ziff Operating Group Partnerships for Class A Shares on the books of the Issuer, with full power of substitution in the premises and/or the applicable Cash Amount.

A-1

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

A-2

EXHIBIT B

[FORM OF]

NOTICE OF B EXCHANGE

Och-Ziff Holding Corporation

Och-Ziff Holding LLC

OZ Management LP

OZ Advisors LP

OZ Advisors II LP

9 West 57th Street

New York, New York, 10019

Attention: Chief Legal Officer

Fax: (212) [    ]

Electronic Mail: [    ]

Reference is hereby made to the Amended and Restated Exchange Agreement, dated as of February 7, 2019 (as amended, supplemented, or restated from time to time, the “Exchange Agreement”), among Och-Ziff Capital Management Group LLC, Och-Ziff Holding Corporation, Och-Ziff Holding LLC, OZ Management LP, OZ Advisors LP, OZ Advisors II LP and the Och-Ziff Limited Partners from time to time party thereto, as amended from time to time. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Och-Ziff Limited Partner desires to exchange the number of Och-Ziff Operating Group Units set forth below.

Legal Name of Och-Ziff Limited Partner:

Address:

Type of Exchange: B Exchange.

Number of Och-Ziff Operating Group Units to be exchanged:

The undersigned (1) hereby represents that the Och-Ziff Operating Group Units set forth above are owned by the undersigned, free of all liens, (2) hereby exchanges such Och-Ziff Operating Group Units for Class A Shares and/or the applicable Cash Amount as set forth in the Exchange Agreement, (3) hereby irrevocably constitutes and appoints any officer of the Och-Ziff Operating Group Partnerships, the Och-Ziff General Partners or the Issuer as its attorney, with full power of substitution, to exchange said Och-Ziff Operating Group Units on the books of the Och-Ziff Operating Group Partnerships for Class A Shares on the books of the Issuer, with full power of substitution in the premises and/or the applicable Cash Amount.

B-1

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

2